November 12, 2024

Groupon, Inc.
35 West Wacker Drive, 25th Floor, Chicago, Illinois 60601
Attention: Chief Financial Officer

Re:    Exchange for 6.25% Convertible Senior Notes due 2027

Ladies and Gentlemen:

Groupon, Inc., a Delaware corporation, (the “Company”), is offering a new series of its Convertible Senior Notes due 2027 (the “New Notes”). The New Notes will be convertible into cash, issued shares (“Underlying Shares”) of common stock of the Company, par value $0.0001 per share (“Stock”), or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Indenture (as defined below).

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on Exhibit A hereto, in the case of the Exchange (as defined below), for whom the Investor has been duly authorized to enter into the Exchange (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder) may exchange 1.125% Convertible Senior Notes due 2026 (CUSIP 399473AF4 and ISIN: US399473AF49) of the Company (the “Old Notes”) for an amount of New Notes determined as set forth herein (the “Exchange” or the “Notes Transactions”), pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange Agreement” or this “Agreement”).

The Exchanging Holders (including the Investor, as applicable) are referred to individually as a “Purchaser” and collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”
The Investor and each Account understands that the Notes Transactions are being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act or “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. The Notes Transactions are described in, and are being made pursuant to, the draft Indenture relating to the New Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) between the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (the “New Notes Trustee”).

1.The Exchange. Subject to the terms and conditions of this Exchange Agreement, the Investor and the other Exchanging Holders hereby agree to deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for:

New Notes having an aggregate principal amount, for each Exchanging Holder, as set forth in column 3 of Exhibit A, and the Company agrees to issue such New Notes to the Exchanging Holders in exchange for such Exchanged Old Notes. For the avoidance of doubt, New Notes will be issued in denominations of $1,000 principal amount and integral multiples thereof and the Company shall pay accrued and unpaid interest in cash on the Closing Date on such Exchanged

Old Notes up to, but excluding the Closing Date (as defined below) to an account specified by the Investor in Exhibit E or otherwise notified to the Company prior to Closing. Interest on the New Notes will accrue from and including the Closing Date. Subject to the terms and conditions of this Exchange Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

2.Reserved.

3.The Closing. The closing of the Notes Transactions (the “Closing”) shall take place electronically at 10:00 AM, New York City time, on November 19, 2024, or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”); provided that the Closing Date cannot be later than November 22, 2024 without the prior written consent of the Investor.

4.Closing Mechanics.

a.The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

b.At or prior to the times set forth in the Exchange Procedures set forth in Exhibit B hereto (the “Exchange Procedures”), the Investor, on behalf of itself and/or any other Account, shall deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to U.S. Bank Trust Company, National Association, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures;

c.On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof and the prior receipt by the Old Notes Trustee from each Exchanging Holder of the Exchanged Old Notes pursuant to clause (b) above:

(1)the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the New Notes Trustee; and

(2)the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit C hereto, the New Notes.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

a.Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty.

b.Due Authorization. This Exchange Agreement has been duly authorized, executed and delivered by the Company.

c.New Notes. The New Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the New Notes by the New Notes Trustee, upon delivery to the Investors in accordance with the terms of the Exchange, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement in shares of Stock to the maximum extent permitted by the Indenture and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes and the Indenture, will be validly issued, fully paid and non-assessable. The issuance of New Notes and any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights and will be free from any liens (other than any liens arising by operation of applicable securities laws). At or prior to the Closing, a notice for the listing of additional shares covering the Underlying Shares shall have been submitted to the Nasdaq Global Select Market.

d.Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the New Notes Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange Agreement, (1) each of the issuance of the New Notes in connection with the Exchange pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

f.New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

g.No Conflicts. The issuance of the New Notes pursuant to the Exchange Agreements, the execution, delivery and performance, as applicable, by the Company of its obligations under the New Notes, the Indenture and each Exchange Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under any Exchange Agreement, the Old Notes Indenture, the Indenture or the New Notes or the consummation of any of the transactions contemplated hereby or thereby.

h.Listing Approval. At or before the Closing, the Company will have submitted to Nasdaq an Application for Listing of Additional Shares with respect to the Underlying Shares, and shall use commercially reasonable efforts to take all necessary steps to cause the Underlying Shares to be approved for listing on Nasdaq Global Select Market promptly thereafter. The Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market, and, to the Company’s knowledge, it has not received any notification that the SEC or the Nasdaq Global Select Market is contemplating terminating the registration of the Stock under the Exchange Act or listing the Stock in the Nasdaq Global Select Market. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq Global Select Market.

i.No Preemptive Rights. The Underlying Shares, if and when issued, shall not be subject by law to preemptive rights and in respect of which no contractual preemptive rights have been or shall be granted.

j.No Integration. No securities of the Company have been offered, issued or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the New Notes contemplated by this Agreement; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company, for a period of six months after the date of this Agreement that would be integrated with the Exchange. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

k.Investment Company. The Company is not and, after giving effect to the Notes Transactions, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

l.No Event of Default. No Event of Default (as defined in the indenture governing the Old Notes) has occurred that is continuing as of the date hereof, and no default or Event of Default (as defined in the Indenture) has occurred that is continuing as of Closing.

m.Solvency. On each of the date hereof and immediately after giving effect to the Exchange on the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business and to enter into the Exchange, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

n.No Finder’s Fee. There are no contracts, agreements or understandings (and will not be any contracts, agreements or understandings immediately after giving effect to the transactions contemplated hereby) between the Company or any subsidiary guarantor and any person that would give rise to a valid claim against the Company, any subsidiary guarantor or the Exchanging Holders for a brokerage commission, finder’s fee or other like payment (other than an advisory fee to each of the Placement Agent and Jefferies LLC) in connection with the structuring of the New Notes and the Exchange.

o.Exchange. The Company acknowledges that the terms of this Agreement have been mutually negotiated between the parties.

p.Transfer Taxes. The Company shall pay any transfer taxes in connection with the Exchange or indemnify the applicable Exchanging Holder for the payment thereof within 30 days of written demand therefor unless the applicable Exchanging Holder instructs the Company to issue New Notes in connection with the Exchange, or requests that Old Notes not tendered or accepted in the Exchange be returned, to a person other than such Exchanging Holder.

q.The Shares. The Underlying Shares conform in all material respects to the descriptions thereof contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

r.Public Filings. The Company has filed all reports, schedules, forms, statements and other documents it is required to file with the Commission under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2024. As of the date hereof, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2024 and June 30, 2024, and each of the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC on or after January 1, 2024 (collectively, the “Public Filings”), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Public Filings complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries, taken as a whole, as of the dates shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

s.No MAC.  The Company, on a consolidated basis, has not sustained since the date of the latest audited financial statements included in the Public Filings any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Public Filings; and, since the respective dates as of which information is given in the Public Filings, there has not been any material change in the capital stock or long-term debt of the Company, on a consolidated basis, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operation, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Public Filings or in the transactions contemplated hereby.

t.Bring Down.  The Company understands that the Investor and the Exchanging Investors and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it under this Agreement are no longer accurate, the Company shall promptly notify the Investor and Exchanging Investors. The Company understands that, unless the Company notifies the Investor and Exchanging Investors in writing to the contrary before the Closing, the representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

u.Unrestricted CUSIP. The New Notes, including the guarantees thereof, and Underlying Shares issuable upon exchange or exercise, respectively, thereof when issued will be free of any restrictive legend and will be designated with an unrestricted CUSIP number and will not be subject to restrictions on transfer promulgated under the Securities Act by persons who are not affiliates and were not affiliates in the last three months. For purposes of Rule 144, the Company acknowledges and agrees that in accordance with Rule 144(d)(3)(ii) of the Securities Act, the holding period of the New Notes, including the guarantees thereof, and any Underlying Shares may be tacked onto the holding period of the Exchanged Old Notes.

6.Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

b.If the Investor is participating in the Exchange, the Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to deliver, assign and transfer the Exchanged Old Notes in exchange for the New Notes pursuant to this Agreement and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder. This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Holder, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Exchange Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Exchange Agreement on behalf of, and, bind, each Account to the terms of this Agreement and (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Exchanging Holder, and (B) the principal amount of each Exchanging Holder’s Exchanged Old Notes.

c.Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

d.Participation in the Notes Transactions by the Investor will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any material agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound; except, with respect to clause (1) and clause (3), contravention, conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the performance by the Investor of its obligations under this Exchange Agreement or the consummation of any of the transactions contemplated hereby.

e.The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, as applicable, is not acquiring the New Notes as a nominee or agent or otherwise for any other person.

f.The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or sells New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and the Company shall not have any responsibility therefor.

g.The Investor and each Account has received a copy of the Indenture. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its subsidiaries, other than as contained in this Agreement or the Indenture or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Transactions; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Indenture or any such other information provided or deemed provided to the Investor by the Company.

h.The Investor and each Account understands and accepts that acquiring the New Notes in the Notes Transactions involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Transactions and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Notes Transactions and this Agreement. The Investor and each Account has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account is able to bear the risks associated with an investment in the New Notes. The Investor and each Account understands that it should consult with its own tax advisors in order to determine the U.S. federal, state and local tax consequences of the Exchange (if participating in the Exchange) as well as the ownership and disposition of the New Notes, in light of the Investor's and each Account's particular circumstances.

i.The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the New Notes pursuant to the terms hereof. The Investor confirms that it has read the Indenture relating to the New Notes and has not relied on any statement (written or oral) of the Company, the Placement Agent or any of their respective affiliates as to the terms of the New Notes. It is understood that information provided in the Indenture, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Transactions.

j.The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent have (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor or such Account.

k.The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has had the opportunity to conduct its own investigation of the Company and its subsidiaries and the New Notes and has had the opportunity to consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the New Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

l.The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

m.The Investor and each Account is either an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

n.The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

o.The Investor and each Account is acquiring the New Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor and each Account understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

p.The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Transactions meets the requirements for the exemptions referenced in clause (o) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after such Investor or Account was wall crossed and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

q.The Investor and each Account acknowledges that neither the New Notes nor the Underlying Shares have been registered under the Securities Act. As a result, the New Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2.05 thereof), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the New Notes nor the Underlying Shares other than in compliance with such transfer restrictions.

r.The Investor and each Account acknowledges that the terms of this Agreement have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of this Agreement on behalf of itself and each Account.

s.The Investor and each Account acknowledges the Company intends to pay an advisory fee to each of the Placement Agent and Jefferies LLC in respect of the Notes Transactions.

t.The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Old Notes Trustee or the New Notes Trustee to complete the Notes Transactions.

u.The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

v.The participation in the Notes Transactions by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes.

w.The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that neither it nor any Account became aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

x.The Investor and each Account acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or such Account and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s Securities and Exchange Commission filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Notes Transactions or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Account.

y.The Investor and each Account acknowledges and agrees that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

7.Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes and of the Company to deliver the New Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that:

a. the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

b.the Underlying Shares shall have been approved for listing on Nasdaq Global Select Market;

c.the New Notes shall be eligible for DTC’s book-entry delivery, settlement and depository services;

d.the Indenture and all collateral documents to be entered into by the Company and its subsidiaries on the Closing Date are in a form reasonably acceptable to the Investor and the Company; and

e.the Company shall have paid all fees and expenses due on the Closing Date to the Investors and their representatives, including all amounts owed to Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Investors, as of the Closing Date in accordance with the fee letter executed by the Investors with such advisor.

8.Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or prior to 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Notes Transactions as contemplated by this Exchange Agreement in a press release or through the filing of a Current Report on Form 8-K. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Transactions or that was otherwise communicated by the Company to the Investor or any Account in connection with the Notes Transactions. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, no later than the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Notes Transactions as contemplated by this Exchange Agreement, and otherwise if this Agreement has been terminated in accordance with Section 10 or Section 26, will promptly file a Current Report on Form 8-K disclosing such termination. Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Exchanging Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process as determined by the Company based on advice of counsel.

9.Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit C hereto, provided that such information may be amended by the Investor at any time until no later than the Business Day immediately prior to the Closing Date by written notice to the Company.
10.Waiver, Amendment. Other than termination of this Agreement in accordance with Section 26, neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.Withholding; Required Tax Forms. The Investor (or Account(s) of such Investor, if applicable) shall deliver to the Company, at least one (1) business day prior to the Closing, an accurately completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as applicable (or any successor form). The Investor (or Account(s) of such Investor, if applicable) acknowledges that, if the Investor (or Account(s) of such Investor, if applicable) (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security number or federal employer identification number) or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code) (a “Non-U.S. Holder”), then the Company must be provided with an accurately completed and duly executed IRS Form W-8, as applicable (or any successor form). The Investor (or Account(s) of such Investor, if applicable) further acknowledges that any Investor (or Account(s) of such Investor, if applicable) may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Investor (or Account(s) of such Investor, if applicable) unless such Investor (or Account(s) of such Investor, if applicable) properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, the Investor (or Account(s) of such Investor, if applicable) hereby represents that it is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Investor (or Account(s) of such Investor, if applicable) fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit D). Any forms required to be delivered to the Company pursuant to this Section 12 shall be delivered in accordance with Section 20; provided that such communication shall be made via electronic mail.

13.Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

14.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 15. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account)

irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Exchange Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

18.Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

19.Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement (whether executed manually or by way of a digital signature as described herein this Section 19) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company: Groupon, Inc. 35 West Wacker Drive, 25th Floor Chicago, Illinois 60601 Attention: General Counsel Email: kmccormick@groupon.com

21.Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.Notification of Changes. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company or the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect (or in any respect with respect to those representations and warranties that are qualified by materiality or material adverse effect).

23.Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange Agreement to the extent provided in this Section 23.

24.Severability. If any term or provision (in whole or in part) of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

25.Additional Documents.    Each party hereby agrees, upon request of the other party, to execute and deliver any additional documents, information or certifications reasonably requested by the other party.

26.Termination. Unless otherwise agreed by each party, this Agreement will terminate and the transactions contemplated hereby abandoned if the Closing has not occurred on or before November 22, 2024. If this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange Agreement]

ACCEPTED AND AGREED:

[Company name]

By
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

Name of Exchanging Holder (i.e., Beneficial Owner)	Aggregate Principal Amount of Exchanged Old Notes	Aggregate Principal Amount of New Notes
	$	$

Total:	$	$

EXHIBIT B TO THE EXCHANGE AGREEMENT

NOTICE OF EXCHANGE PROCEDURES

Attached are Exchange Procedures for the settlement of the exchange for Groupon, Inc. (the “Company”) Convertible Senior Secured Notes due 2027 (the “New Notes”) pursuant to the Exchange Agreement, dated as of November 12, 2024, between you and the Company which is expected to occur on or about November 19, 2024. To ensure timely settlement, please follow the instructions for exchanging your 1.125% Convertible Senior Notes due 2026 (the “Old Notes”) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact Ranga Kanthadai at (862) 703-8126.

Thank you.

EXCHANGING OLD NOTES FOR NEW NOTES

<u>Delivery of Old Notes</u>

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post **on November 19, 2024, no later than 9:00 a.m., New York City time,** one-sided withdrawal instructions through DTC via DWAC, the aggregate principal amount[1] of Exchanged Old Notes (CUSIP 399473AF4/ISIN: US399473AF49) set forth in column 2 of <u>Exhibit A</u> ("**Aggregate Principal Amount of Exchanged Old Notes**") of the Exchange Agreement.

It is important that this instruction be submitted and the DWAC posted on November 19, 2024, no later than 9:00 a.m., New York City time.

<u>To receive New Notes</u>

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on November 19, 2024, **no later than 9:00 a.m., New York City time**, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount[2] of New Notes (CUSIP/ISIN #: 399473 AH0 / US399473AH05) set forth in column 3 of <u>Exhibit A</u> ("**Aggregate Principal Amount of New Notes**") of the Exchange Agreement.

It is important that this instruction be submitted and the DWAC November 19, 2024, no later than 9:00 a.m., New York City time. You must complete BOTH steps described above in order to complete the exchange of Old Notes for New Notes.

1 Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged Old Notes.
2 Note that the DWAC instruction should specify the principal amount, not the number, of New Notes.

EXHIBIT C TO THE EXCHANGE AGREEMENT

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Exchange Agreement.

Name of Purchaser:
Purchaser Address:

Telephone:

Email Address:                     _______

Country of Residence:                 _______
Taxpayer Identification Number:             _
Exchanged Old Notes
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

New Notes (if different from Exchanged Old Notes)
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

EXHIBIT D

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) generally must provide such Investor’s (or Account(s) of such Investor, if applicable) correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Investor’s (or Account(s) of such Investor, if applicable) employer identification number. If the correct TIN is not provided, the Investor (or Account(s) of such Investor, if applicable) may be subject to penalties imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Investor (or Account(s) of such Investor, if applicable) is required to provide a TIN but does not have a TIN, the Investor (or Account(s) of such Investor, if applicable) should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a “United States person” (as defined in Section 7701(a) of the Code) in order to avoid backup withholding. U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In certain circumstances, information returns may be filed with the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Investors (or Account(s) of such Investors, if applicable) are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Investors (or Account(s) of such Investors, if applicable) That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) that is otherwise not eligible to provide an IRS Form W-9 may claim an exemption from U.S. withholding tax on payments or deliveries attributable to interest or accrued and unpaid interest. Any Investor (or Account(s) of such Investor, if applicable) that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with providing the applicable IRS Form W-8BEN or W-8BEN-E) as set forth in Paragraph C below. However, if the Investor (or Account(s) of such Investor, if applicable) is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.    The following representation will be provided as applied to the Investor (or Account(s) of such Investor, if applicable):

•record ownership under Clause 1 of Paragraph C below.

B.    The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•beneficial ownership under Clause 1 of Paragraph C below,
•the status in Clause 3 of Paragraph C below, and
•the status in Clause 4 of Paragraph C below.

C.    The following representation will be provided as applied to the Investor (or Account(s) of such Investor, if applicable) as well as the partners, members or beneficial owners claiming the portfolio interest exemption:

1.It is the sole record and beneficial owner of the Old Notes in respect of which it is providing this certification.
2.It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).
3.It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).
4.It is not a “controlled foreign corporation” (as such term is described in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

EXHIBIT E

Wire Transfer Instructions for Payment of Accrued Interest on the Exchanged Old Notes

Recipient:
Bank Name:
Bank Address:
ABA Number
Account Number:
Account Name:
Reference Instructions: